                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contacts:
Yvonne Donaldson                                              Bob Joyce
BindView Corp.                                                Financial Dynamics
713-561-4023                                                  617-747-3620
yvonne.donaldson@bindview.com                                 bjoyce@fd-us.com
http://www.bindview.com


         BINDVIEW ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER OF 2004

HOUSTON - JULY 29, 2004 - BindView Corporation (NASDAQ:BVEW), a leading provider of policy compliance, vulnerability management and directory administration solutions, today announced results for the quarter ended June 30, 2004. Results were in line with the Company's previously announced estimates for the second quarter and first half of 2004.

         Revenues for the second quarter of 2004 were $18.6 million, an increase of 21 percent compared with $15.3 million in the second quarter of 2003. License revenues for the quarter were $9.1 million, an increase of 23 percent from the second quarter of 2003, and services revenues were $9.5 million, up 20 percent year-over-year. Services revenues for the quarter were comprised of maintenance revenues of $7.8 million and professional services revenues of $1.7 million, up from $7.0 million and $0.9 million respectively from the second quarter of 2003. The year-over-year improvement in revenues resulted from a stronger working sales pipeline at the beginning of the quarter, improved sales effectiveness and strong demand for the Company's products.

         Operating costs and expenses for the second quarter of 2004 were $17.3 million, compared with $15.8 million for the second quarter of 2003. This increase was primarily due to investments in sales and marketing infrastructure to support higher revenue growth and costs related to expansion of the Company's R&D operations in India.


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         Operating loss for the quarter was $1.0 million, compared with a loss of $2.3 million in the second quarter of 2003. Net loss for the quarter was $0.9 million, or $0.02 per share, compared with a net loss of $2.1 million, or $0.05 per share, in the second quarter of 2003.

         The operating loss for the second quarter of 2004 included restructuring and severance costs of approximately $470,000, or $0.01 per share. This was comprised of a $149,000 restructuring charge related to excess office space and $320,000 in severance costs related to management changes in R&D, which are included in R&D expenses.

         At June 30, 2004, the Company's cash and short-term investments were $35.0 million compared with $35.4 million at the end of 2003. At June 30, 2004, the Company had no outstanding debt. Working capital at the end of the quarter was $26.5 million, down from $27.6 million at the end of the preceding quarter. The sequential decrease in working capital included $1.2 million for the repurchase of shares of the Company's common stock.

         "Q2 was the third consecutive quarter that BindView has reported double-digit year-over-year revenue growth," said BindView President and Chief Executive Officer Eric Pulaski. "Our performance is a direct result of improvements in our sales and marketing effectiveness resulting from the major retooling of those departments in 2003. We are seeing a strong demand for our products and more favorable customer buying patterns in the IT security and compliance markets. We are also competing successfully on large transactions being driven by regulatory requirements, such as Sarbanes-Oxley and HIPAA. We enter the second half of 2004 with a solid working sales pipeline and growing momentum, which we believe positions us well to achieve our financial targets for the full year."

STOCK REPURCHASE PROGRAM

During the second quarter of 2004, the Company repurchased 445,534 shares of its common stock at an average price of $2.77 per share. For the third quarter of 2004, the Company's Board of Directors approved a stock repurchase program whereby the Company, at its discretion, may spend up to $2.0 million for the repurchase of stock in


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the open market, subject to Securities and Exchange Commission guidelines and restrictions set forth in Rule 10b-18.

FINANCIAL OUTLOOK

The Company expects 2004 revenues will be in line with its previously announced estimate of $75 million to $80 million. The Company expects full-year 2004 net income of $1.0 million ($0.02 per share) to $3.0 million ($0.06 per share). The Company's estimate for net income has been revised to reflect restructuring and severance charges of approximately $470,000, which were incurred in the second quarter of 2004 as noted above. For the third quarter of 2004, the Company estimates revenues will range between $18.0 million and $21.0 million and its net results will range between a loss of $0.6 million ($0.01 per share) and income of $1.4 million ($0.03 per share).

         The Company believes that its ability to achieve the high end of its revenue range for 2004 is dependent on a number of factors, including higher closure rates on large transactions in the sales pipeline and continued overall improvement in sales effectiveness.

SECOND QUARTER HIGHLIGHTS

NEW PATCH MANAGEMENT CAPABILITIES: Launched highly scalable, closed-loop patch management solutions, which assess environments for missing patches and then package and deploy updates to close down security holes on servers and workstations.

BINDVIEW REPORT PACKS FOR SARBANES-OXLEY: The second major release in the past year to help organizations meet the due care requirements of SOX Section 404 and mitigate security risks that support the integrity of financial processing systems. BindView is developing additional reporting templates and educational materials, providing customers with a significant advantage for meeting SOX compliance requirements.

BINDVIEW REPORT PACKS FOR ISO 17799: Expanded support to help organizations meet due care requirements with ISO 17799, one of the most widely accepted international frameworks used by companies faced with meeting regulatory mandates. Together with offerings for the COBIT framework, BindView now offers customers solutions for the two leading frameworks for meeting IT and security controls.

COMPLIANCE CENTER: Launched expanded UNIX and Linux support, including Solaris, HP-UX, AIX, Red Hat Linux and SUSE LINUX, helping customers develop "gold

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standards" for configuration and security settings to meet compliance guidelines and minimum due care requirements.

INDUSTRY AWARDS: Based on the comprehensive range of highly flexible and scalable BindView solutions, the Company won four prestigious industry awards for security and compliance solutions, including:

     o   "Best Policy Management Solution" from SC Magazine;

     o "Best Security Solution" at Microsoft's U.S. TechEd Conference from Windows & .NET Magazine and SQL Server Magazine;

     o   "Best Policy Monitor" from the Network Computing Magazine

In July, BindView won "Best Security Solution" from Windows & .NET Magazine and SQL Server Magazine at Microsoft's TechEd Europe Conference.


SCHEDULED CONFERENCE CALL

The Company will conduct a conference call today at 4:00 p.m. CDT to discuss details of the second quarter financial results. Interested parties should dial 1-800-361-0912, pass code 370786. The conference call will be available for replay at 1-888-203-1112; code 370786 from 7:00 p.m. CDT, through August 27, 2004. A Webcast also will be provided live at http://www.bindview.com/About/IR/Calls.cfm.

ABOUT BINDVIEW CORPORATION

BindView Corporation is a leading provider of proactive business policy, IT security and directory management software worldwide. BindView solutions and services enable customers to centralize and automate policy compliance, vulnerability assessment and directory administration across the entire organization. With BindView insight at work(TM), customers benefit from reduced risk and improved operational efficiencies with a verifiable return on investment. More than 20 million licenses have shipped to 5,000 companies worldwide, spanning all major business segments and the public sector. Contact BindView via e-mail at info@bindview.com or visit BindView's Website at http://www.bindview.com. BindView can also be reached at 1-800-749-8439 or at 1-713-561-4000.

                                      # # #


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Statements in this news release not based on historical fact are
"forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially because of factors such as the risk factors and other matters described from time to time in BindView's Form 10-K filings, Form 10-Q filings, and other periodic filings with the Securities and Exchange Commission, including without limitation the time required for large transactions to close and the general willingness of customers to make investments in information technology.

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                        BINDVIEW DEVELOPMENT CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (in thousands, except per share amounts)

                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                               JUNE 30,                          JUNE 30,
                                                    -------------------------------   -------------------------------
                                                         2004            2003              2004            2003
                                                    -------------------------------   --------------- ---------------
Revenues:
   Licenses                                           $     9,070     $     7,394       $    14,982     $    12,590
   Services                                                 9,507           7,921            18,558          15,772
                                                      -----------     -----------       -----------     -----------
                                                           18,577          15,315            33,540          28,362
                                                      -----------     -----------       -----------     -----------
Cost of revenues:
   Licenses                                                   190              95               330             211
   Services                                                 2,032           1,705             3,863           3,137
                                                      -----------     -----------       -----------     -----------
                                                            2,222           1,800             4,193           3,348
                                                      -----------     -----------       -----------     -----------
Gross profit                                               16,355          13,515            29,347          25,014
Operating costs and expenses:
   Sales and marketing                                      9,739           9,269            18,919          17,027
   Research and development                                 5,396           4,567             9,972           8,802
   General and administrative                               2,024           1,956             3,922           3,733
   Restructuring                                              149               -               149             549
                                                      -----------     -----------       -----------     -----------
                                                           17,308          15,792            32,962          30,111
                                                      -----------     -----------       -----------     -----------
Operating loss                                               (953)         (2,277)           (3,615)         (5,097)
Other income, net                                             112             134               206             253
                                                      -----------     -----------       -----------     -----------
Loss before income taxes                                     (841)         (2,143)           (3,409)         (4,844)
Provision for income taxes                                     74               -               144               -
                                                      -----------     -----------       -----------     -----------
Net loss                                              $      (915)    $    (2,143)      $    (3,553)    $    (4,844)
                                                      ===========     ===========       ===========     ===========
Loss per share - basic and diluted                    $     (0.02)    $     (0.05)      $     (0.07)    $     (0.10)
                                                      ===========     ===========       ===========     ===========

Number of shares used to calculate per
 share amounts, basic and diluted                          47,432          46,371            47,380          46,305


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                        BINDVIEW DEVELOPMENT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                JUNE 30,         DECEMBER 31,
                                                                 2004               2003
                                                            --------------      --------------
                                                              (UNAUDITED)
Cash and cash equivalents                                   $       31,119      $       35,449
Cash - restricted                                                    2,250               2,250
Short term investments                                               3,912                   -
Accounts receivable, net                                            11,580              14,337
Other                                                                2,353               2,180
                                                            --------------      --------------
   Total current assets                                             51,214              54,216

Property and equipment, net                                          5,441               6,564
Investments and other                                                2,929               2,498
                                                            --------------      --------------
       Total assets                                         $       59,584      $       63,278
                                                            ==============      ==============

Accounts payable                                            $        1,463      $        2,066
Accrued liabilities                                                  4,464               4,879
Accrued compensation                                                 3,624               5,275
Deferred revenues                                                   15,211              13,351
                                                            --------------      --------------
   Total current liabilities                                        24,762              25,571

Deferred revenues                                                    2,472               1,477
Other                                                                1,826               2,087

Common stock                                                             1                   1
Additional paid-in capital                                         105,110             105,176
Accumulated deficit                                                (75,587)            (72,034)
Note receivable from shareholder                                      (261)               (392)
Accumulated other comprehensive income                               1,261               1,392
                                                            ---------------     --------------
   Total shareholders' equity                                       30,524              34,143
                                                            --------------      --------------
        Total liabilities and shareholders' equity          $       59,584      $       63,278
                                                            ==============      ==============

Common shares outstanding                                           47,251              47,034